EXHIBIT 99.1

NEWS FOR IMMEDIATE RELEASE
April 27, 2007                                                                                  For Further Information Contact:

Paul M. Limbert
President & CEO

(304) 234-9000
NASDAQ Trading Symbol: WSBC
                                                                                                                               Website: www.wesbanco.com

WesBanco Announces Election of Four New Directors and
James C. Gardill as Chairman of the Board

Wheeling, WV… Paul M. Limbert, President & CEO of WesBanco, Inc., a Wheeling, West Virginia based multi-state bank holding company, announced the election of four new directors to the Board at the Annual Shareholders’ Meeting held on April 18, 2007. The new directors are Robert M. D’Alessandri, MD, Vice President for Health Sciences at West Virginia University; John W. Fisher, II, Dean and Professor of Law at West Virginia University; F. Eric Nelson, Jr., President of Nelson Enterprises; and James C. Gardill, Member of Phillips, Gardill, Kaiser & Altmeyer, PLLC. Re-elected to serve three year terms expiring at the Annual Meeting in 2010 were James E. Altmeyer, President of Altmeyer Funeral Homes, Inc.; Christopher V. Criss, President and CEO of Atlas Towing Co.; Vaughn L. Kiger, President, Old Colony Company Realtors; Robert E. Kirkbride, President, Ohio Valley Land Co.; and Henry L. Schulhoff, President of Schulhoff and Co., Inc.

In addition to the directors elected at the Annual Meeting, the following members are currently serving on the Board of Directors of WesBanco, Inc. for terms that will expire at the Annual Meeting in 2009: Ray A. Byrd, Member-Manager, Schrader, Byrd & Companion, PLLC; James D. Entress, Oral & Maxillo-Facial Surgeon (Retired); Ernest S. Fragale, Vice President, Daisy Development; Edward M. George, Chairman, WesBanco, Inc.; and Reed J. Tanner, CPA, Dixon Hughes, PLLC. The following directors are serving for terms that will expire at the Annual Meeting in 2008: R. Peterson Chalfant, Lawyer; Abigail M. Feinknopf, Marketing Representative, Feinknopf Photography; Paul M. Limbert, President and CEO, WesBanco, Inc. and WesBanco Bank, Inc.; Jay T. McCamic, President, McCamic, Sacco, Pizzuti and McCoid, PLLC; and Joan C. Stamp, Director, West Virginia University Foundation.

Mr. Limbert also announced today that at its annual reorganizational meeting, WesBanco’s Board of Directors elected James C. Gardill Chairman of the Board of Directors, effective with its meeting of April 26, 2007. Edward M. George, former Chairman of the Board and retired President and CEO of WesBanco, Inc., will continue to serve on the WesBanco board.

Mr. Limbert stated, “WesBanco is very pleased to have Mr. Gardill once again serve as Chairman of the Board. Jim previously served on our board for over 23 years and served as Chairman of the Board for 13 of those years. As counsel for over 30 years, Jim’s knowledge of bank regulatory matters and his corporate law expertise have uniquely benefited our board, senior management, customers and shareholders.”

Mr. George, former President & CEO of WesBanco, Inc., retired as president on August 8, 2001 and served as Vice Chairman of the Board until he succeeded Mr. Gardill in 2003. Mr. George served as President and CEO of WesBanco, Inc. from January 1, 1993 until his retirement and previously served as President & CEO of WesBanco Bank, Inc.

Mr. George began his employment with WesBanco in 1983 when he was elected Vice President of Wheeling Dollar Bank, the predecessor to WesBanco Bank, Inc. Mr. Limbert stated, “During Ned’s term as President of WesBanco, Inc., the company expanded from a $1 billion asset holding company with $1 billion in trust assets under management to a company approximately three times that size. WesBanco’s financial performance and WesBanco’s growth through acquisition under Mr. George’s leadership were instrumental in positioning WesBanco as a leader in the financial services industry.”

WesBanco is a multi-state bank holding company with total assets of approximately $4.1 billion, operating through 78 banking offices, one loan production office, and 111 ATMs in West Virginia, Ohio, and Pennsylvania. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco’s discount brokerage operation.

Forward-looking statements in this press release relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this press release should be read in conjunction with WesBanco’s 2006 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”), which is available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s 2006 Annual Report on Form 10-K filed with the SEC under the section “Risk Factors.” Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to the parent company and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve, State of West Virginia Division of Banking, Federal Deposit Insurance Corporation, the SEC, the NASDAQ, the National Association of Securities Dealers and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; competitive conditions in the financial services industry; rapidly changing technology affecting financial services and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

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